SUB-ITEM 77Q1(D)
              CONSTITUENT'S INSTRUMENTS DEFINING RIGHTS OF HOLDERS

The Trust's Agreement and Declaration of Trust, Amendment No. 1 to the Trust's Agreement and Declaration of Trust and the Trust's By-Laws, Exhibits 2(a)(1), 2(a)(2) and 2(b), respectively, to the Registrant's Registration Statement on Form N-2 are incorporated by reference as filed via EDGAR on February 27, 2002, accession number 0000950134-02-001657.


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                                SUB-ITEM 77Q1(E)
                          INVESTMENT ADVISORY CONTRACTS

The Trust's Management Agreement and Sub-Advisory Agreement, Exhibits 2(g)(1) and 2(g)(2), respectively, to the Registrant's Registration Statement on Form N-2 are incorporated by reference as filed via EDGAR on February 27, 2002, accession number 0000950134-02-001657.